                                                                     EXHIBIT 3.1




         RESOLVED, that the first paragraph of Article FOURTH of the Company's Amended and Restated Articles of Incorporation be, and the same hereby is, deleted and there is substituted therefor the following:

         FOURTH: The authorized number of shares of the Corporation is 109,000,000, consisting of 100,000,000 Common Shares, without par value (hereinafter called "Common Shares"), 1,500,000 Class A Cumulative Preferred Shares, without par value (hereinafter called "Class A Shares"), 1,500,000 Class B Cumulative Preferred Shares, without par value (hereinafter called "Class B Shares"), 1,500,000 Class C Cumulative Preferred Shares, without par value (hereinafter called "Class C Shares"), 1,500,000 Class D Cumulative Preferred Shares, without par value (hereinafter called "Class D Shares"), 1,500,000 Class E Cumulative Preferred Shares, without par value (hereinafter called "Class E Shares"), and 1,500,000 Noncumulative Preferred Shares, without par value (hereinafter called "Noncumulative Shares").